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                                                                     Exhibit 4.4

                         REGISTRATION RIGHTS AGREEMENT

                                 April 7, 1999

To each of the several Stockholders named in
Schedule I to the Stock Purchase Agreement dated the date hereof

Dear Ladies and Gentlemen:

     This will confirm that in consideration of the provisions contained in the Stock Purchase Agreement dated April 7, 1999 (the "Purchase Agreement") between CMGI, Inc. ("CMGI"), Engage Technologies, Inc. ("Engage), Internet Profiles Corporation, a California corporation ("I/PRO"), and certain stockholders of I/PRO, CMGI covenants and agrees with each of you as follows:

       1.  Certain Definitions. As used in this Agreement, the following terms
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shall have the following meanings:

          "Commission" shall mean the Securities and Exchange Commission, or any
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other federal agency at the time administering the Securities Act.

          "CMGI Common Stock" shall mean the Common Stock, $.01 par value, of
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CMGI, as constituted as of the date of this Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Lock-ups" shall mean the stockholder representation and lock-up
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letters delivered to the Purchasers by the parties hereto pursuant to the
Purchase Agreement.

          "Registration Expenses" shall mean the expenses so described in
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Section 5.

          "Restricted Stock" shall mean the Shares, excluding Shares which have
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been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) sold pursuant to Rule 144 under the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
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any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean the expenses so described in Section 6.
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          "Shares" shall mean the CMGI Common Stock issued pursuant to the
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Purchase Agreement.

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    2.  Required Registration.
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       (a) CMGI shall file a shelf registration statement with respect to the
Restricted Stock on From S-3 or any successor thereto within 90 days following the Closing Date (as defined in the Purchase Agreement) and shall use its reasonable best efforts to cause such shelf registration statement to be declared effective within 180 days following the Closing Date. Holders of Restricted Stock shall notify CMGI when they transfer shares of Restricted Stock by means of such shelf registration statement. CMGI may place a stop order on the transfer of any Restricted Stock that remains subject to a Lock-up and will refuse to recognize on its corporate books any transfer in violation of the Lock-ups.

       (b) CMGI shall be entitled to include in the shelf registration statement shares of Common Stock to be sold by CMGI for its own account, except as and to the extent that such method of disposition is an underwritten public offering and in the opinion of the managing underwriter such inclusion would adversely affect the marketing of the Restricted Stock to be sold.

       (c) Subject to the limitations set forth in Section 3(e) below, CMGI's obligation to file a shelf registration statement or cause such shelf registration statement to become effective shall be suspended for up to 30 days if there exists at the time material non-public information relating to CMGI which CMGI determines in good faith through action by its board would interfere with or affect the negotiation or completion of a contemplated transaction (whether or not a final decision has been made to undertake such transaction) or involve initial or continuing disclosure obligations that are not in the best interest of CMGI.

       (d) CMGI shall be obligated to keep the shelf registration statement filed pursuant to Section 2(a) effective until the earliest of (i) the sale of all of the Restricted Stock, (ii) the agreement by the holders of such shares to terminate the registration, (iii) each holder of such shares becoming eligible, under Rule 144 under the Securities Act, to make unregistered sales in a three-month period of all its shares included on such shelf registration statement or
(iv) the registration rights of the holders of such shares have terminated hereunder. At such time, CMGI may file a post-effective amendment to such shelf registration statement removing from registration the shares included in such shelf registration statement form. Notwithstanding the foregoing, in the event of a Standstill Period (as defined below), CMGI shall extend the period of effectiveness of the shelf registration statement by the number of days of each such Standstill Period. CMGI shall use all reasonable efforts to take such actions under the laws of various states as may be required, from time to time during the effectiveness of the shelf registration statement to cause the resale of the Restricted Shares pursuant to the shelf registration statement to be lawful. CMGI will use all reasonable efforts to cause as of the effective date of the shelf registration statement, all the Restricted Shares to be listed for quotation on The Nasdaq National Market.

   3. Registration Procedures. If CMGI is required by the provisions of Sections
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2 to file a shelf registration statement covering shares of Restricted Stock,
CMGI agrees to:

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        (a) subject to the provisions of Sections 2, prepare and file with the
Commission such shelf registration statement including such securities and use reasonable commercial efforts to cause such shelf registration statement to become effective;

        (b) subject to the provision of Section 3(a), prepare and file with the Commission such amendments and supplements to such shelf registration statement and the prospectus included therein as may be necessary to keep such shelf registration statement effective for the period of distribution contemplated hereby, and comply with the provisions of the Securities Act;

        (c) use reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such shelf registration statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each holder of Restricted Stock included in such shelf registration statement of such order;

        (d) furnish to each seller of Restricted Stock such number of copies of the prospectus included in such registration statement (including each preliminary prospectus) as such persons reasonably may request in order to comply with the requirements of the Securities Act;

        (e) notify the holders of Restricted Stock included in the shelf registration statement upon the occurrence of any event as a result of which the prospectus included in such shelf registration statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable, prepare, file and furnish to such holders a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, however, that CMGI may delay preparing, filing and distributing any such supplement or amendment if CMGI determines in good faith that such supplement or amendment might, in the reasonable judgment of CMGI, (i) interfere with or affect the negotiation or completion of a transaction that is being contemplated by CMGI (whether or not a final decision has been made to undertake such transaction) or (ii) involve initial or continuing disclosure obligations that are not in the best interests of CMGI's stockholders at such time; provided, further, that (x) CMGI shall give notice (a "Standstill Notice") of any such delay, (y) such delay shall not extend for a period (the "Standstill Period") of more than thirty (30) days (or occur in immediate succession) without the written consent of the holders of a majority of the Registered Stock included in such shelf registration statement and (z) CMGI shall not exercise such right more than twice during any twelve-month period.

        (f) if required, use reasonable efforts to register or qualify the Restricted Stock covered by such shelf registration statement under the securities or "blue sky" laws of such United States jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter or underwriters reasonably shall request, provided, however, that CMGI shall not for any such purpose be required to qualify generally to transact

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business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction; and

        (g) use reasonable efforts to include the Restricted Stock covered by such shelf registration statement on the Nasdaq National Market or any securities exchange on which the Common Stock of CMGI is then listed.

    4. Obligations of Holder. In connection with the registration of the
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Restricted Stock pursuant to a shelf registration statement, each holder of shares of Restricted Stock included thereon shall:

       (a) furnish to CMGI such information regarding itself and the intended method of disposition as necessary to assure compliance with federal and applicable state securities laws or as CMGI shall reasonably request;

       (b) upon receipt of any notice from CMGI of the happening of any event of the kind described in Section 3(c), immediately discontinue disposition of Restricted Stock pursuant to the shelf registration statement until withdrawal of the stop order referred to in Section 3(c); and

       (c) not sell or otherwise transfer any Restricted Stock during the period from the date specified in the Standstill Notice given by CMGI pursuant to
Section 3(e) above that CMGI has determined that it will delay the preparation and filing of an amendment or supplement to the prospectus included in the shelf registration statement until the expiration date specified in such notice.

    5. Expenses. All expenses incurred by CMGI in complying with Sections 2 or
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3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for CMGI, fees and expenses incurred in connection with complying with state securities or "blue sky" laws, fees payable to the National Association of Securities Dealers, Inc., fees payable to any securities exchange or over-the-counter market quotation system (i.e. Nasdaq National Market System), up to $7,500 in fees of one counsel to the sellers of Restricted Stock (the "Initial Seller's Counsel Fees"), which counsel shall be Cooley Godward LLP unless alternative counsel is selected by the holders of a majority of such shares, and fees of transfer agents and registrars, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts and selling commissions, fees of counsel and other advisors to sellers of Restricted Stock and transfer and similar taxes are called "Selling Expenses."

     CMGI will pay all Registration Expenses. All Selling Expenses (except the Initial Seller's Counsel Fees which shall be paid by CMGI) shall be borne by the participating sellers.

     6. Indemnification and Contribution. In the event that any Restricted Stock
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is included in a shelf registration statement under this Agreement:

       (a) to the extent permitted by law, CMGI shall indemnify and hold harmless each selling stockholder against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several)(collectively, including legal or other expenses

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reasonably incurred in connection with investigating or defending same,
"Losses"), insofar as any such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such shelf registration statement or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. CMGI will reimburse such stockholders for any legal or other expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of CMGI (which consent shall not be unreasonably withheld), nor shall CMGI be obligated to indemnify any person for any Loss to the extent that such Loss arises out of or is based upon and in conformity with information furnished by such person for use in such shelf registration statement; and provided, further, that CMGI shall not be required to indemnify any person to the extent that any Loss results from such person selling Common Stock (i) to a person to whom there was not sent or given, at or prior to the written confirmation of the sale of such shares, a copy of the prospectus, as most recently amended or supplemented, if CMGI has previously furnished or made available copies thereof or (ii) following written notice by CMGI of an event described in Section 3(c) or 3(e).

       (b) to the extent permitted by law, each selling stockholder, severally and not jointly, agrees to indemnify and hold harmless CMGI, the officers, directors, employees, agents and representatives of CMGI, and each person, if any, who controls CMGI within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent that any such Losses arise out of or are based upon and in conformity with information furnished by such stockholder for use in such shelf registration statement; and such selling stockholder agrees to reimburse any legal or other expenses as reasonably incurred by CMGI and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such stockholder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this subsection 6(b) exceed the sales price of the Restricted Stock sold by such stockholder under the shelf registration statement; and

       (c) promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7 with respect to such action, but the omission so to deliver written notice to the

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indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7 of with respect to any other action.

      7.  Miscellaneous.
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          (a) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

              (i) if to CMGI at its address or facsimile number set forth in the Purchase Agreement with a copy to Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108, Attention: Marc Rubenstein, Esq., Telephone: (617) 573-0100, Facsimile: (617) 227-4420;

if to a current holder of Restricted Stock, at the address or facsimile number set forth under such holder's name on the signature page hereto with a copy to Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alta, CA 94306-2155, Attention: Andrei Manoliu, Esq., Telephone: (650) 843-5000,
Facsimile:  (650) 857-0663; and

              (ii) if to any subsequent holder of Restricted Stock, at such address as has been furnished to CMGI in writing by such holder with a copy to Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alta, CA 94306-2155, Attention: Andrei Manoliu, Esq., Telephone: (650) 843-5000,
Facsimile: (650) 857-0663;

or, in any case, at such other address or addresses as shall have been furnished in writing to CMGI (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of CMGI) in accordance with the provisions of this paragraph.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          (c) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of CMGI and the holders of at least a majority of the outstanding shares of Restricted Stock.

          (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (e) The obligations of CMGI to register shares of Restricted Stock, or to keep a shelf registration statement including Shares of Restricted Stock effective, under Section 2 shall terminate with respect to each holder upon such time as all of the holder's Shares are eligible for sale during a single three month period under Rule 144.

          (f) The rights hereunder of the holder may be assigned to a transferee of the Restricted Stock as long as: (i) CMGI is, within thirty (30) days following such transfer, furnished with written notice of the name and address of such transferee, (ii) immediately following such transfer, the further disposition of Restricted Stock is restricted under the


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Securities Act, (iii) the transferee agrees in writing with CMGI to be bound by all of the provisions hereof and (iv) such transfer is made in accordance with the applicable requirements of the Lock-ups. No rights under this Agreement shall be assigned to any person or entity to whom less than all of the Restricted Stock held by transferor are transferred; it is understood, however, that assignment rights under this Agreement are permissible if made in connection with distributions without consideration, such as by a partnership to its partners.

       (g) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

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     Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between CMGI and you.

                              CMGI, INC.

                              By
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                                 Name:  Andrew J. Hajducky III
                                 Title:  Chief Financial Officer


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     AGREED TO AND ACCEPTED as of the date first above written.


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                              (Name of Stockholder)



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                              (Signature)


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                              (Print Name)


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                              (Title, if applicable)

                              Stockholder's Address for Notice:


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